AJ. ROBBINS, P.C.
 CERTIFIED PUBLIC ACCOUNTANTS





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the inclusion in this Amendment #3 to the Registration Statement on Form SB-2 of Universal Detection Technology of our report dated February 4, 2004 and July 27, 2004 relating to the financial statements of Universal Detection Technology and to the reference made to our firm under the caption "Experts" included in or made part of this Amendment #3 to the Registration Statement on Form SB-2.




                                               /s/ AJ. Robbins
                                               ---------------------------------
                                               AJ. ROBBINS, P.C.
                                               CERTIFIED PUBLIC ACCOUNTANTS






DENVER, COLORADO
DECEMBER 17, 2004



Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
(303) 321-1281 T  (303) 321-1288 H
www.ajrobbins.com